Exhibit 21.01

Subsidiaries of NuStar GP Holdings, LLC

The following are wholly owned subsidiaries of NuStar GP Holdings, LLC:

Name of Entity	Jurisdiction of Organization
NuStar GP, LLC	Delaware
Riverwalk Holdings, LLC	Delaware
Riverwalk Logistics, L.P.	Delaware

As of December 31, 2016, NuStar GP Holdings, LLC indirectly owns the general partner interest, a 13.0% common limited partner interest and the incentive distribution rights in NuStar Energy L.P., a publicly traded master limited partnership that was formed in Delaware. NuStar Energy L.P.’s subsidiaries are listed below:

Name of Entity	Jurisdiction of Organization
Bicen Development Corporation N.V.	Netherlands
Cooperatie NuStar Holdings U.A.	Netherlands
LegacyStar Services, LLC	Delaware
NS Security Services, LLC	Delaware
NuStar Burgos, LLC	Delaware
NuStar Caribe Terminals, Inc.	Delaware
NuStar Eastham Limited	England
NuStar Energy Services, Inc.	Delaware
NuStar Finance LLC	Delaware
NuStar GP, Inc.	Delaware
NuStar Grangemouth Limited	England
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S de R.L. de C.V.	Mexico
NuStar Logistics, L.P.	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Refining, LLC	Delaware
NuStar Services Company LLC	Delaware
NuStar Supply & Trading LLC	Delaware
NuStar Terminals Antilles N.V.	Curacao
NuStar Terminals B.V.	Netherlands
NuStar Terminals Canada Co.	Canada
NuStar Terminals Canada Holdings Co.	Canada
NuStar Terminals Canada Partnership	Canada

Name of Entity	Jurisdiction of Organization
NuStar Terminals Corporation N.V.	Curacao
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals International N.V.	Curacao
NuStar Terminals Limited	England
NuStar Terminals Marine Services N.V.	Netherlands
NuStar Terminals New Jersey, Inc.	Delaware
NuStar Terminals N.V.	Netherlands
NuStar Terminals Operations Partnership L.P.	Delaware
NuStar Terminals Partners TX L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
NuStar Terminals Texas, Inc.	Delaware
NuStar Texas Holdings, Inc.	Delaware
Petroburgos, S. de R.L. de C.V.	Mexico
Point Tupper Marine Services Co.	Canada
Saba Company N.V.	Netherlands
Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands
Shore Terminals LLC	Delaware
ST Linden Terminal, LLC	Delaware
Star Creek Ranch, LLC	Delaware